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Exhibit 10.1


                         Interim Compensation Agreement



December 30, 2010

GMFJ, LLC
4625 West Nevso Drive, Suite 2
Las Vegas, Nevada 89103

Attention:  Rodney Henry, Managing Member


         Re:  Interim Agreement to Serve as Mondial Ventures' CEO and Chairman
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Dear Rodney:

      The purpose of this letter is to memorialize an interim agreement between FMFJ, LLC, a California limited liability company ("GMFJ") and Mondial Ventures, Inc., a Nevada corporation (the "Company") following the merger (the "Merger") of Legacy Athletic Apparel LLC, a Virginia limited liability company and the Company. This letter is the interim compensation agreement between GMFJ and the Company referenced in Section 6.8 of the Agreement and Plan of Merger dated as of December 14, 2010 and relating to the Merger. It is effective as of the Effective Time of the Merger.

      In connection with the Merger, you have been appointed a director of the Company. The Company desires and has offered to compensate GMFJ for your services as its Chairman of the Board of Directors, President and Chief Executive Officer ("CEO"), and GMFJ has accepted our offer and agreed to allow you to serve, on the interim terms set forth in this letter and on a non-exclusive basis, in each of those capacities for the Company.

      The term of this interim arrangement will be for a period not to extend beyond June 30, 2011. During this interim period, you will serve as the Company's Chairman and CEO. During this period, GMFJ will accrue monthly compensation of $10,000, the payment of which will be delayed until the Company has obtained additional financing or commenced revenue generating operations. As an executive, you will be entitled to all other benefits and perquisites made available to our senior managers.

      We covenant and agree to negotiate with GMFJ in good faith and to use our commercial best efforts to enter into a long-term employment or compensation agreement with GMFJ as soon as practicable in the interim period. When completed and signed, that agreement will supersede this agreement. It may or may not also be retroactive to the date of this agreement, as we mutually determine.

                                                   Sincerely,

                                                   /s/ Rob Fiallo
                                                   Rob Fiallo
                                                   Chief Operating Officer
                                                   Mondial Ventures, Inc.





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